Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                           UNIVERSAL FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

             Wisconsin                                 39-0561070
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

          433 East Michigan Street
             Milwaukee, Wisconsin                               53202
     (Address of principal executive offices)                (Zip Code)


                    UNIVERSAL FOODS CORPORATION SAVINGS PLAN
                              (Full title of plan)

      Terrence M. O'Reilly, Vice
              President,                        Copy to:
     Secretary and General Counsel
      Universal Foods Corporation           Patrick G. Quick
       433 East Michigan Street             Foley & Lardner
      Milwaukee, Wisconsin  53202      777 East Wisconsin Avenue
            (414) 271-6755            Milwaukee, Wisconsin  53202
     (Name, address and telephone            (414) 297-5678
     number, including area code,
         of agent for service)



                         CALCULATION OF REGISTRATION FEE


                                        Proposed     Proposed
                                        Maximum      Maximum
          Title of          Amount      Offering    Aggregate    Amount of
      Securities to be      to be        Price      Offering     Registra-
         Registered       Registered   Per Share      Price      tion Fee

    Common Stock,         1,000,000   $40.4688(1)  $40,468,750  $12,263.26
       $.10 par value       shares                     (1)

    Common Stock          1,000,000       (2)          (2)          (2)
       Purchase Rights      rights

    Interests in Plan        (3)          (3)          (3)          (3)

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Universal Foods Corporation Common Stock as reported on the New York Stock Exchange on September 15, 1997.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

   (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Universal Foods Corporation Savings Plan.
                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by Universal Foods Corporation (the "Company") or the Universal Foods Corporation Savings Plan (the "Plan") with the Commission and are incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

             2. The Plan's Annual Report on Form 11-K for the fiscal year ended September 30, 1996.

             3. All other reports filed by the Company and the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1996.

             4.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated
   December 29, 1976, as amended by Form 8 dated July 16, 1986, and any other amendments or reports filed for the purpose of updating such description.

             5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated September 15, 1988, as amended by Form 8, dated December 22, 1988, and any other amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Terrence M. O'Reilly, Vice President, Secretary and General Counsel to the Company, has rendered an opinion, which is filed as
   Exhibit 5 to this Registration Statement, as to the legality of the securities offered hereby.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of the State of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf of the Company or its shareholders, for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.        Exhibit

        (4)       Universal Foods Corporation Savings Plan

        (5)       Legal opinion of Terrence M. O'Reilly

       (23.1)     Consent of Deloitte & Touche LLP

       (23.2)     Consent of Terrence M. O'Reilly (contained in
                  Exhibit 5 hereto)

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 11th day of September, 1997.

                                      UNIVERSAL FOODS CORPORATION



                                      By:  /s/  Terrence M. O'Reilly
                                           Terrence M. O'Reilly, Vice President,
                                           Secretary and General Counsel


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of September 11, 1997.

             Each person whose signature appears below constitutes and appoints Kenneth P. Manning and Terrence M. O'Reilly, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    /s/  Kenneth P. Manning             /s/  William V. Hickey
    Kenneth P. Manning                  William V. Hickey
    Chairman, Chief Executive Officer,  Director
    President and Director
    (Principal Executive Officer)



    /s/  Michael Fung                   /s/  Leon T. Kendall
    Michael Fung                        Leon T. Kendall
    Vice President and Chief Financial  Director
    Officer
    (Principal Financial Officer)


    /s/  Michael L. Hennen
    Michael L. Hennen                   James H. Keyes
    Chief Accounting Officer and        Director
    Corporate Controller (Principal
    Financial Officer and Controller)


    /s/  Michael E. Batten              /s/  Guy A. Osborn
    Michael E. Batten                   Guy A. Osborn
    Director                            Director


    /s/  John F. Bergstrom
    John F. Bergstrom                   William U. Parfet
    Director                            Director



    /s/  James L. Forbes                /s/  Essie Whitelaw
    James L. Forbes                     Essie Whitelaw
    Director                            Director




    /s/  Dr. Carol I. Waslien Ghazaii
    Dr. Carol I. Waslien Ghazaii
    Director

             The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Universal Foods Corporation Benefits
   Administrative Committee, who administer the Plan, have duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 11th day of September, 1997.

                                      UNIVERSAL FOODS CORPORATION
                                         SAVINGS PLAN



                                      By:  /s/  Richard F. Hobbs
                                           Richard F. Hobbs


                                      By:  /s/  Richard Carney
                                           Richard Carney



                                      By:  /s/  Patricia L. Wegner
                                           Patricia L. Wegner

                                           Members of the Universal Foods
                                           Corporation Benefits
                                           Administrative Committee

                                  EXHIBIT INDEX

                           UNIVERSAL FOODS CORPORATION
                         FORM S-8 REGISTRATION STATEMENT

            Exhibit No.                       Exhibit

                (4)         Universal Foods Corporation Savings Plan

                (5)         Legal Opinion of Terrence M. O'Reilly

              (23.1)        Consent of Deloitte & Touche LLP

              (23.2) Consent of Terrence M. O'Reilly (contained in Exhibit 5)

               (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)